TCP Announces Withdrawal of Appeal of NYSE Delisting
Aurora, Ohio (March 15, 2017) – TCP International Holdings Ltd. (OTC: TCPIF) (“the Company”) today announced that the Company has withdrawn its request to appeal the New York Stock Exchange’s determination to delist TCPI’s common stock. As a result, the NYSE notified the Company of its intention to apply to the Securities and Exchange Commission for delisting of TCPI’s common stock, which will remove the common stock from listing and registration on the NYSE. The Company will continue to trade on the OTC Link, and the NYSE delisting will not affect the Company’s day-to-day business operations.
About TCP
TCP is a leading global manufacturer and distributor of energy efficient lighting technologies. TCP’s extensive product offerings include LED and CFL lamps and fixtures and other energy efficient lighting products. TCP is a proud ENERGY STAR® partner of the U.S. Environmental Protection Agency. TCP’s products are currently offered through thousands of retail and C&I distributors. Since TCP’s inception, it has sold more than one billion energy efficient lighting products. For more information, visit http://www.tcpi.com.

Forward Looking Statements
Certain statements in this release may constitute forward looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements are only predictions, not historical fact, and involve certain risks and uncertainties, as well as assumptions. Actual results, levels of activity, performance, achievements and events could differ materially from those stated, anticipated or implied by such forward-looking statements. While TCP believes that its assumptions are reasonable, it is very difficult to predict the impact of known factors, and, of course, it is impossible to anticipate all factors that could affect actual results. There are a number of risks and uncertainties that could cause actual results to differ materially from forward-looking statements made herein. Such forward-looking statements are made only as of the date of this release. TCP expressly disclaims any obligation or undertaking to release any updates or revisions to any forward-looking statements contained herein to reflect any change in its expectations with regard thereto or changes in events, conditions or circumstances on which any statement is based.
Contact
Zachary Guzy
Chief Financial Officer
330-954-7689
ir@tcpi.com